                                                                 Exhibit 3.1(ii)


                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                             GRANT GEOPHYSICAL, INC.
                      (f/k/a/ GRANT ACQUISITION CORPORATION)

                         AS EFFECTIVE ON OCTOBER 1, 1997


                                    ARTICLE I
                                    ---------

                                  STOCKHOLDERS

                  Section 1.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board from time to time. Any other proper business may be transacted at the annual meeting.

                  Section 1.2. SPECIAL MEETINGS. Except as otherwise provided in the Certificate of Incorporation, special meetings of stockholders may be called at any time by the Chairman of the Board or a majority of the Board, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority of the outstanding common stock of the Corporation. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting. No business may be transacted at a special meeting other than the business stated in the notice of the meeting.

                  Section 1.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                  Section 1.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.5. QUORUM. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation of the Corporation, the holders of a majority of the outstanding shares of common stock, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall attend.

                  Section 1.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7. VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Unless otherwise provided in the Certificate of Incorporation, at all meetings of stockholders where directors are to be elected a plurality of the votes cast by the holders of shares entitled to vote thereon shall be sufficient. Unless otherwise provided in the Certificate of Incorporation or the Delaware General Corporation Law (the "DGCL"), all other questions and matters brought before a meeting of stockholders shall be decided by the vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon and present in person or by proxy at the meeting.

                  Section 1.8. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action unless otherwise provided in the Certificate of Incorporation. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.



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                  Section 1.9. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The
Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 1.10. ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who were entitled to vote thereon.


                                   ARTICLE II
                                   ----------

                                      BOARD
                                      -----

                  Section 2.1. POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by the DGCL or in the Certificate of Incorporation. Except as set forth in the Certificate of Incorporation, the number of Directors shall be fixed from time to time by a vote of a majority of the Board. Directors need not be stockholders.

                  Section 2.2. REMOVAL. Except as set forth in the Certificate of Incorporation, any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares of common stock then outstanding.

                  Section 2.3. REGULAR MEETINGS. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.4. SPECIAL MEETINGS. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President, or by a majority of the directors. No less than 24 hours' notice thereof shall be given by the person or persons calling the meeting.





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                  Section 2.5. TELEPHONIC MEETINGS PERMITTED. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                  Section 2.6. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these ByLaws shall require a vote of a greater number and/or a vote by separate classes of directors. If at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

                  Section 2.7. ORGANIZATION. Meetings of the Board shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by the chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, or the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.


                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

                  Section 3.1. COMMITTEES. The Board may, by resolution passed by a majority of the entire Board, designate an Executive Committee consisting of one or more directors of the Corporation, who shall meet when deemed necessary. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, at any time when the entire Board is not in session, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but such Executive Committee shall not have power or authority in reference to any matter which may not be lawfully delegated to a committee under the DGCL. The Executive Committee shall have the authority to declare a dividend, authorize the issuance of stock and adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. The Board may from time to time, by resolution passed by a majority of the entire Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation and to have such powers and authority of the Board as shall be stated in such resolution. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the


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member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

                  Section 3.2. COMMITTEE RULES. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these By-Laws.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

                  Section 4.1. OFFICERS; ELECTION; QUALIFICATION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. At the time of the annual meeting of stockholders in each year or as soon thereafter as is practicable, the Board shall elect a Chairman of the Board, a President, a Treasurer and a Secretary, and it may, if it so determines, elect one or more Vice Presidents and one or more assistant officers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman of the Board or the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

                  Section 4.2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders at which he shall be present. He shall also perform all duties incident to the office of Chairman of the Board, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

                  Section 4.3. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders at which he shall be present, and in the absence of the Chairman of the Board, he shall preside at all meetings of the Board at which he shall be present. The President, at the request of the Chairman of the Board or in his protracted absence or during his inability to act, shall perform the duties of the Chairman of the Board and when so acting shall have the powers of the Chairman of the Board. He shall perform all duties incident to the office of President of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the Chairman of the Board or as may be provided by law.



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                  Section 4.4. VICE PRESIDENTS. The Vice President or Vice
Presidents shall have such powers and perform such duties as may be assigned to him or them by the Board, the Chairman of the Board or the President or as may be provided by law.

                  Section 4.5. SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal, if any, to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of Secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board or the President or as may be provided by law.

                  Section 4.6. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all funds or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the Board; and, in general, he shall perform all the duties incident to the office of Treasurer of a corporation, and such other duties as may be assigned to him by the Board, the Chairman of the Board or the President or as may be provided by law. If required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine.

                  Section 4.7. OTHER OFFICERS. The Board may from time to time elect such other officers, agents or employees, and may delegate to them such powers and duties as it may deem desirable.

                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

                  Section 5.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any Director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as a Director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement with respect to any action, suit or proceeding, whether criminal, administrative or investigative) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that, except as provided in Section 5.4, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

                  Section 5.2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may indemnify any employee or agent of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

                  Section 5.3. ADVANCEMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by a Director or officer of the Corporation in defending any proceeding referred to in Section 5.1, shall be paid by the Corporation, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V; which undertaking may be secured or unsecured, at the discretion of the Corporation.

                  Section 5.4. PROCEDURES AND PRESUMPTIONS UNDER THIS ARTICLE. If a claim under Section 5.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 5.5. INDEMNIFICATION PROVIDED IN THIS ARTICLE NOT EXCLUSIVE. The indemnification and advancement of expenses provided under this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or of disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

                  Section 5.6. ARTICLE DEEMED A CONTRACT. This Article V shall be deemed to be a contract between the Corporation and each Director or officer of the Corporation who serves in such capacity or who serves at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at any time while this
Article V is in effect, and any repeal, amendment or other modification of this
Article V shall not affect any rights or


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



obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 5.7. DEFINITION OF "CORPORATION." For the purposes of this Article V, references to the "Corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  Section 5.8. SAVINGS CLAUSE. If this Article V or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and officer of the Corporation against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative) to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated or found unenforceable, or by any other applicable law.

                  Section 5.9. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


                                   ARTICLE VI
                                   ----------

                                      STOCK
                                      -----

                  Section 6.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the foregoing signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.



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




                  Section 6.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may, as a condition precedent to the issuance of such new certificate of stock, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

                  Section 6.3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

                  Section 7.1. FISCAL YEAR. The fiscal year of the Corporation shall end upon the last day of December, or otherwise shall be as determined by the Board from time to time.

                  Section 7.2. SEAL. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 7.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

                  Section 7.4. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the

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





Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                  Section 7.5. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


                  Section 7.6. AMENDMENT OF BY-LAWS. These By-Laws may be altered or repealed, and new By-Laws made, as provided by the Certificate of Incorporation of the Corporation.

                  Section 7.7. CERTAIN DEFINED TERMS. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.





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